Exhibit 99.1
Investor Presentation December 2009

2 Presenter Introductions President, Chief Executive Officer and member of the Board of Directors of Doral Financial since August 2006 Served as Chief Executive Officer of General Electric Consumer Finance Latin America from 1999 to 2006 Executive Vice President and Chief Investment and Financial Officer of Doral Financial since March 2009 Served as U.S. Bank Group, Chief Financial Officer of Merrill Lynch & Co. Glen Wakeman President and CEO Robert Wahlman Exec. VP, CIO and CFO

Company Overview

4 Doral Financial Overview Doral Financial Corporation is a bank holding company with operations principally conducted in Puerto Rico and the New York City metropolitan area 35 branches in Puerto Rico and offers a variety of consumer loan products, deposit products and other retail banking services Lending activities primarily focused on residential mortgage loans Operates a federal savings bank in New York, Doral Bank, FSB Gathers deposits primarily through an internet- based platform and originates and invests in loans and investment securities In 2007, Doral Holdings Delaware, LLC was formed to purchase a 90% equity stake in Doral Financial for $610 million Business Overview Branch Map1 Corporate Structure Doral Financial Corporation Bank Holding Company Doral Bank Retail Banking Mortgage Origination & Servicing Doral Bank FSB New York-Based Thrift Core Banking Consumer Banking Mortgage Business Banking Discontinued Construction DFC Mortgage Portfolio Legacy Mortgage NPAs Leasing Capital Treasury Preservation Holding Company Bank Source of Strength for Bank Operating Platform Mortgage, Retail & Commercial Doral Financial San Juan Mayaguez ^ 1. Source: SNL Financial as of December 31, 2008 Bayamon Caguas Carolina Ponce

5 Investment Highlights Well positioned to benefit from restructuring of the Puerto Rican banking industry Majority of operations based in Puerto Rico 35 branches $10 billion+ in assets ? Bank has been transformed into a sound institution Recapitalization completed in mid-2007 FDIC regulatory issues resolved Operating as a "well capitalized" bank and profitable for the past two quarters ? Asset quality has stabilized Tightened underwriting standards Implemented NPA reduction plan Strengthened risk management and culture of compliance ? High quality management team in place New CEO joined August 2006 Executive management ranks overhauled ?

Assets: $10.0 billion Employees: 1,067 Completed $610 million recapitalization; repaid $625 million of debt Rationalized operations and size of workforce Implemented internal controls and settled SEC violations and litigation Tightened credit policy Reduced interest rate risk Recruited new, highly experienced executive management team Established risk management organization Refreshed brand image Completed preferred exchange Returned to profitability 6 Doral Evolution Assets: $17.3 billion Employees: 2,700 Undercapitalized and over-levered Misaligned internal resources Ineffective internal controls resulting in multiple SEC violations and class actions Aggressive credit underwriting policy Inefficient corporate structure Lack of experienced leadership Legacy Business Doral has undergone an exceptional transformation since recapitalization in mid-2007 Current Stabilized Business Assets: $9.5 billion Employees: 1,000 In Progress: Further de-lever balance sheet Consolidate business units Reduce NPAs Increase Net Interest Margin Stabilize earnings Preserve capital Position Company as a potential industry consolidator Optimized for Future Growth

7 Ownership Structure Public Ownership 76% 24% Irving Place Capital Marathon Asset Management Perry Capital The D.E. Shaw Group Tennenbaum Capital Partners Eton Park Capital Management Goldman Sachs & Co Canyon Capital Advisors GE Asset Management Other LP Investors General Partners Management* *less than 2% Doral Holdings LP Doral GP Limited Partners Doral Holdings recapitalized Doral Financial Corporation in July 2007 No current investor holds more than 8.9% of total shares *less than 2% Doral Financial Corporation Doral Holdings Delaware, LLC

doral

2009 Franchise Value Creators

Doral created significant franchise value in 2009 and will continue to utilize specific tactics to create value in the future

Franchise Value Creators	Tactics
1. Improve Operating Efficiency	■ De-Layer Company ■ Execute Process Simplification Projects
2. Reduce Core NPAs	■ Expand Mortgage Loss Mitigation ■ Reduce Foreclosure Cycle Time ■ Increase OREO Efficiency
3. Liquidate Discontinued Operations	■ Manage Recourse Portfolio ■ Running Off Assets While Preserving Capital
4. Execute Cross-Sell	■ Increase Banking / Mortgage Overlap to 40% ■ Increase Retail Banking Products per Retail Customer to 3
5. Preserve Capital	■ Restructure Capital – Preferred Exchange ■ Generate Core Earnings ■ Acquire Higher Yielding Assets and Lower Funding Costs

8

Market Overview

doral

Puerto Rico Economic Environment

2006	2007	2008	Indicators	2009	2010	2011
67.1	65.8	64.1	**Gross state product ($B)**	60.7	59.9	62.5
1,041	1,028	1,010	**Total employment (000)**	981	977	991
10.4	10.9	11.5	**Unemployment rate**	15.2	16.7	13.7
2.8	5.1	6.6	**Personal income growth**	(1.8)	(1.3)	0.4
10,691	7,475	6.787	**Single-family permits**	4,826	3,858	3,627
4,027	4,672	2,364	**Multi-family permits**	1,781	1,306	1,339
8,828	7,375	5,620	**Mortgage originations ($MM)**	4,084	2,317	1,802
5,248	7,510	8,733	**Personal bankruptcies**	9,941	10,212	9,760

- Puerto Rico's economic instability continues as layoffs accelerate and government employment declines. The government announced 17,000 lay-offs resulting in a one-day national strike.
- Government budget deficits will impact tax burden and public sector employment. The outlook depends on the success of government regulatory reforms. A strong economic recovery remains unlikely.
- Federal stimulus money may moderate but will not reverse trends.
- Q3 2009 forecast shows continued deterioration in output, employment, income, construction, mortgage volume and bankruptcies. Outlook is further economic deterioration in 2010.
- Systemic issues continue to face local banking market.
  - *Leverage: $95B in Assets vs. $37B in Core Deposits.*
  - *Reliance on $23B in Brokered Deposits.*
  - *Exposure to residential construction ($6.6B), CRE ($15.3B) and unsecured consumer lending ($7.5B).*

Source: Moody's Economy.com (September Report); FDIC Call Reports

10

11 11 11 Puerto Rico Bank Peer Data Q3 2009 Source: FDIC Call Reports - 9/30/09 - PR Bank Only 1. Excludes nonaccruals that are wholly or partially guaranteed by the U.S. Government 2. Financial data for Doral Bank - PR Bank Only

Financial Update

13 3rd Quarter 2009 Financial Highlights Net income increased from $8.2 to $13.2 driven by improved interest income, an income tax benefit, MSR provision, and increased MSR value offset in part by higher operating expenses. Net interest income increased to $43.6MM and Net Interest Margin improved by 7bps as a result of lower deposit costs. The provision for loan losses declined to $4.9 MM reflecting stabilizing trends across loan portfolios and improved loss mitigation performance. Non-interest income increased to $26.9MM reflecting a higher MSR value and improved security valuations. OTTI increased slightly to $7.3MM. Non-interest expense increased to $59.3MM. This included the impact of higher FDIC regular assessments and increased credit costs including Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Foreclosure, REO and Recourse. Financial Highlights

14 14 Doral Bank NPA Trends Recognized problems early Restricted mortgage lending from July 2006 to August 2007. Restarted with more conservative criteria and rigorous documentation. Implemented loss mitigation program in November 2007 - 16,500 homes saved to date. Classified problem loans in Q3 and Q4 2007. Discontinued construction lending, transferred management to CRO and discontinued interest reserves for troubled loans in February 2008. Discontinued commercial lending in December 2007. Transferred management to workout in January 2009. NPA Overview NPA's

15 Capital Capital Ratios Pro Forma $52 million Convertible Preferred Share Exchange Excess Capital over "Well Capitalized" Minimums

Conclusion

17 Conclusion Well positioned to benefit from restructuring of the Puerto Rican banking industry Majority of operations based in Puerto Rico 35 branches $10 billion+ in assets ? Bank has been transformed into a sound institution Recapitalization completed in mid-2007 FDIC regulatory issues resolved Operating as a "well capitalized" bank and profitable for the past two quarters ? Asset quality has stabilized Tightened underwriting standards Implemented NPA reduction plan Strengthened risk management and culture of compliance ? High quality management team in place New CEO joined August 2006 Executive management ranks overhauled ?